Exhibit 99.1

Alon USA Energy, Inc. Announces Pricing of Private Offering of $130 Million of Convertible Senior Notes

DALLAS, Sept. 11, 2013 /PRNewswire / —Alon USA Energy, Inc. (NYSE: ALJ) (“Alon”) today announced the pricing of its $130 million aggregate principal amount of convertible senior notes due 2018 (the “Convertible Notes”). The Convertible Notes were offered in a private offering to qualified institutional buyers pursuant to Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”).  The Company granted an option to the initial purchasers for up to an additional $20 million aggregate principal amount of Convertible Notes. The Convertible Notes will pay interest semiannually at an annual rate of 3.00% and will be convertible into cash, shares of the Company’s common stock or a combination of cash and shares of the Company’s common stock, at the Company’s election, based on the applicable conversion rate at such time. The Convertible Notes have an initial conversion rate of 67.6270 shares of the Company’s common stock per $1,000 principal amount of the Convertible Notes (which is equal to an initial conversion price of approximately $14.79 per share of the Company’s common stock), representing an initial conversion premium of approximately 32.5% above the closing price of $11.16 per share of the Company’s common stock on September 10, 2013. The conversion rate is subject to adjustment in certain circumstances. The Convertible Notes will mature on September 15, 2018, unless repurchased or converted in accordance with their terms prior to such date. Prior to June 15, 2018, the Convertible Notes will be convertible only upon the occurrence of certain events and during certain periods, and thereafter, at any time prior to the close of business on the second scheduled trading day immediately preceding the maturity date. The Company expects to close the offering on or about September 16, 2013, subject to the satisfaction of various customary closing conditions.

In connection with the offering, the Company entered into privately-negotiated convertible note hedge transactions with the initial purchasers or their affiliates (in this capacity, the “hedge counterparties”).  The convertible note hedge transactions cover, subject to customary anti-dilution adjustments, the number of shares of common stock underlying the Convertible Notes sold in the offering.  The Company also entered into separate, privately-negotiated warrant transactions with the hedge counterparties relating to the same number of shares of the Company’s common stock, subject to customary anti-dilution adjustments, with an initial strike price of approximately $20.09 per share, subject to certain adjustments, which is approximately 80% higher than the closing price of the Company’s common stock on September 10, 2013. The warrants evidenced by the warrant transactions will be settled on a net-share basis. If the initial purchasers exercise their option to purchase additional notes, the Company intends to enter into additional convertible note hedge transactions and additional warrant transactions with the hedge counterparties, which will initially cover the number of shares of the Company’s common stock that will initially underlie the additional notes sold to the initial purchasers. The convertible note hedge transactions are expected to reduce the potential dilution with respect to the Company’s common stock and/or offset any potential cash payments the Company is required to make in excess of the principal amount of converted notes, as the case may be, upon any conversion of the Convertible Notes.  We expect that to the extent that price per share of the Company’s stock price exceeds the warrant strike price, the warrant transactions could have a dilutive effect with respect to the Company’s common stock.

The Company estimates that it will receive net proceeds from the offering of approximately $125.6 million (or approximately $145.1 million if the initial purchasers exercise their option to purchase additional notes in full).  The Company intends to use approximately $13.2 million of the net proceeds of the offering to fund the cost of entering into the convertible note hedge transactions (after such cost is partially offset by the proceeds that it receives from entering into the warrant transactions).  The Company intends to use the remainder of the net proceeds from the offering to fund the repurchase or redemption of a portion of the outstanding senior secured notes due 2014 issued by Alon Refining Krotz Springs, Inc., a wholly owned subsidiary of the Company, (the “2014 Notes”). If the initial purchasers exercise their option to purchase additional notes, the Company intends to use a portion of the net proceeds to fund the cost of entering into additional convertible note hedge transactions (which cost will be partially offset by the proceeds that it expects to receive from entering into additional warrant transactions).  The Company intends to use the remainder of such net proceeds to repurchase or redeem additional amounts of the outstanding 2014 Notes.

The Company has been advised that, in connection with establishing its initial hedge positions with respect to the convertible note hedge transactions and the warrant transactions, the hedge counterparties and/or their affiliates (i) may enter into various cash-settled over-the-counter derivative transactions with respect to the Company’s common stock concurrently with, or shortly following, the pricing of the Convertible Notes and (ii) may unwind these cash-settled over-the-counter derivative transactions and purchase shares of the Company’s common stock in open market transactions shortly following the pricing of the Convertible Notes. These activities could have the effect of increasing, or preventing a decline in, the market price of the Company’s common stock concurrently with, or shortly following, the pricing of the Convertible Notes.  The effect, if any, of these activities, including the direction or magnitude, on the market price of the Company’s common stock will depend on a variety of factors, including market conditions, and cannot be ascertained at this time. In addition, the Company expects that the hedge counterparties and/or their affiliates will modify their hedge positions with respect to the convertible note hedge transactions and the warrant transactions from time to time after the pricing of the Convertible Notes, and are likely to do so during any observation period, by purchasing and/or selling shares of our common stock and/or the Convertible Notes in privately-negotiated transactions and/or open market transactions or by entering into and/or unwinding various over-the-counter derivative transactions with respect to the Company’s common stock.  The effect, if any, of these activities on the market price of the Company’s common stock will depend on a variety of factors, including market conditions, and cannot be ascertained at this time.  Any of these activities could, however, adversely affect the market price of the Company’s common stock.

This press release is neither an offer to sell nor a solicitation of an offer to buy the Convertible Notes or the shares of common stock issuable upon conversion of the Convertible Notes, nor shall there be any sale of these securities in any state or jurisdiction in which such an offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such state or jurisdiction.

The Convertible Notes and the common stock issuable upon conversion of the Convertible Notes have not been registered under the Securities Act, or the securities laws of any other jurisdiction, and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements. The offering is being made to qualified institutional buyers pursuant to Rule 144A under the Securities Act.

Notice Regarding Forward-Looking Statements

This press release includes certain forward-looking statements related to Alon within the meaning of the Private Securities Litigation Reform Act of 1995. All statements, other than statements of historical facts, including all statements regarding the proposed offering of the Convertible Notes, are forward-looking statements. These statements are based on management’s current estimates, assumptions, expectations or beliefs and are subject to uncertainty and changes in circumstances. These forward-looking statements are estimates reflecting the judgment of Alon’s senior management and actual results may vary materially from those expressed or implied by the forward-looking statements herein. All of Alon’s forward-looking statements, whether written or oral, are expressly qualified by this safe harbor statement and any other cautionary statements that may accompany such forward-looking statements. Alon is under no obligation to, and expressly disclaims any obligation to, update or alter its forward-looking statements, whether as a result of new information, future events, changes in assumptions or otherwise.

Contacts:	Stacey Hudson, Investor Relations Manager Alon USA Energy, Inc. 972-367-3808
Investors: Jack Lascar/ Sheila Stuewe Dennard Lascar Associates, LLC 713-529-6600 Media: Blake Lewis Lewis Public Relations 214-635-3020 Ruth Sheetrit SMG Public Relations 011-972-547-555551

SOURCE Alon USA Energy, Inc.